Exhibit 10.13

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR FOREIGN JURISDICTION OR APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY OF ANY JURISDICTION, NOR HAS THE SEC OR ANY SUCH STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE MERITS OF THIS OFFERING, NOR IS IT INTENDED THAT THEY WILL. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated April 24, 2024, is entered by and between Marwynn Holdings, Inc., a Delaware corporation (the “Company”), and the person or entity executing this Agreement (the “Purchaser”).

WHEREAS, the Company is offering and the investors desire to purchase up to [●] shares of common stock of the Company, $0.001 par value (the “Share”) for a purchase price of US$[●] per Common Shares, or an aggregate amount of US$[●] (the “Offering”), subject to the terms, conditions, acknowledgements, representations, and warranties stated herein; however, the Company reserves the right to reject in whole or in part subscriptions received during the offering.

WHEREAS, the Company and the Purchase are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act, and/or Regulation S (“Regulation S”) as promulgated by the SEC under the Securities Act.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuation consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. SALE OF SHARES.

1.1 Offering. The Company is offering to sell up to [●] Shares, for $[●] per Shares (“Purchase Price”), however, the Company reserves the right to reject in whole or in part subscriptions received during the Offering.

1.2 Subscription. The Purchaser hereby irrevocably subscribes to purchase from the Company, upon the terms and conditions stated in this Agreement, that aggregate number of Shares for the aggregate Purchase Price set forth on the Purchaser’s signature page to this Agreement (the “Aggregate Purchase Price“).

1.3 Purchaser Deliverables. Promptly upon execution of this Agreement, the Purchaser agrees to deliver to Company (a) a duly executed Agreement, (b) a duly completed and executed Accredited Investor Questionnaire, and (c) in United States dollars and in immediately available funds by wire transfer to the Company pursuant to the instructions provided by the Company and/or such other consideration as approved by the Company in an amount equal to the Aggregate Purchase Price (collectively, referred to as the “Purchaser Deliverables“).

1.4 Acceptance or Rejection of Subscription. The Purchaser understands and agrees that the Company reserves the right, in its sole discretion, to reject this subscription, in whole or in part, if (a) the Purchaser is not an “accredited investor” as confirmed by the Accredited Investor Questionnaire, (b) if the Purchaser is a “U.S. Person” (as defined below, if applicable), (c) fails to deliver payment of the Aggregate Purchase Price, or (d) fails to deliver a completed Purchaser Deliverables, until there has been notice of acceptance of the Purchaser’s subscription. In the event of rejection of this subscription, the Purchaser’s funds (without interest) or, in the event of a partial rejection a check in the amount of the rejected portion, will be promptly issued to the Purchaser.

1.5 The issuance of the Shares pursuant to this Offering shall take place from time to time promptly after the Closing acceptance of the subscription by the Company and the Company has received Purchaser Deliverables (the date on which such Shares are issued shall be referred to herein as the “Initial Closing Date”); provided that if Purchaser is purchasing the Shares subsequent to the Initial Closing Date, the issuance of the Shares shall occur upon payment of the Aggregate Purchase Price by Purchaser and acceptance of Purchaser’s Agreement by the Company. The date on which the Shares are issued, whether on the Initial Closing Date or thereafter, shall be referred to herein as the “Closing Date;” provided, however, that no sales to subsequent Purchasers may be made after April 30, 2024, 5:00 pm (PST). Following the Closing Date, the Company will promptly deliver to the Purchaser:

(a) an “accepted” Agreement; and

(b) the stock certificate representing the number of Shares purchased by the Purchaser, as set forth on the Purchaser’s signature page to this Agreement.

1.6 No Escrow or Minimum Investment Amount. No escrow or minimum investment amount will be used for the Offering.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser that the statements contained in this Section 2 are true and correct in all respect as of the date hereof.

2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of Nevada.

2.2 Authorization; Enforcement. The Company has the requisite corporate authority to enter into and to consummate the transactions contemplated by the Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further consent or action is required by the Company, its Board of Directors or its shareholders. This Agreement has been (or upon delivery will be) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute, the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3 Capitalization. The Company’s authorized capital stock consists of 45,000,000 shares of Common Stock, par value $0.001 per share, of which 9,360,000 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, par value $0.001 per share, of which 30,000 shares have been designated Series A Super-Voting Preferred Stock (“Super-Voting Preferred”), each share of Super-Voting Preferred is equivalent to 1,000 Common Stock votes. Super-Voting Preferred does not have dividend, liquidation or conversion right but, at the option of the holder, a right to redemption at $0.001 per share. Ms. Yin Yan, the Company’s Chief Executive Officer, President and Chairperson will beneficially own approximately 30,000 shares of Super-Voting Preferred and 3,723,408 shares of Common Stock, constituting 85.7% of the voting power of the Company.

2.4 No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not, and will not (i) conflict with or violate any provision of the Company’s articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound, or affected, except in the cases of clauses (ii) and (iii) above to the extent that such conflict, default, termination, amendment, acceleration or cancellation right would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or Governmental Authority to which the Company is subject, or by which any properties or assets of the Company are bound or affected, except to the extent that such violation would not reasonably be expected to have a Material Adverse Effect.

2.5 Duly Authorized. The Purchase Price Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and will not be subject to preemptive or similar rights of shareholders.

2.6 No General Solicitation; Placement Agent’s Fees. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Common Stock.

2.7 No Brokers or Finders. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. This Agreement is made by the Company with the Purchaser in reliance upon the Purchaser’s representations to the Company, evidenced by the Purchaser’s execution of this Agreement. The Purchaser represents and warrants to the Company that:

3.1 Requisite Power and Authority. The Purchaser has all the requisite power, authority, and capacity to acquire and hold the Shares, and to execute, deliver, and comply with the terms of this Agreement, and such execution, delivery, and compliance does not conflict with, or constitute a default under, any instruments governing the Purchaser, any law, regulation or order, or any agreement to which the Purchaser is a party or by which the Purchaser may be bound. All action on the Purchaser’s part necessary for the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the performance of all obligations of such Purchaser hereunder have been taken. This Agreement has been duly executed and delivered by the Purchaser.

3.2 Compliance with Securities Laws. The Purchaser acknowledges that it is aware that the Shares have not been registered under the Securities Act, and that the Shares are deemed to constitute “restricted securities” under Section 4(a)(2) of the Securities Act and/or Regulation S promulgated under the Securities Act. In this connection, the Purchaser warrants and represents to the Company that the Purchaser is purchasing the Shares for the Purchaser’s own account and the Purchaser has no present intention of distributing or selling said stock except as permitted under the Securities Act. The Purchaser further warrants and represents that the Purchaser has either: (i) preexisting personal or business relationships with the Company or any of its officers, directors or controlling persons; or (ii) the capacity to protect its own interests in connection with the purchase of the Shares by virtue of the business or financial expertise of any professional advisors to the Purchaser who are unaffiliated with and who are not compensated by the Company or any of its affiliates, directly or indirectly.

3.3 Investor Status. At the time the Purchaser was offered the Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act or a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act. Such Purchaser is not a registered broker-dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”) or an entity engaged in the business of being a broker-dealer. Such Purchaser is not affiliated with any broker-dealer registered under Section 15(a) of the Exchange Act, or a member of FINRA or an entity engaged in the business of being a broker-dealer.

3.4 Access to Information. The Purchaser has had access to all information regarding the Company and its present and prospective business, assets, liabilities and financial condition that the Purchaser reasonably considers important in making the decision to purchase the Shares, and the Purchaser has had ample opportunity to ask questions of the Company’s representatives concerning such matters and this investment.

3.5 Understanding of Risks. The Purchaser is fully aware of: (i) the highly speculative nature of the investment in the Shares; (ii) the financial hazards involved; (iii) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that the Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); and (iv) the qualifications and backgrounds of the management of the Company.

3.6 No General Solicitation. At no time was the Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.7 Restrictions on Transfer. The Purchaser understands that the Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act and qualified under the law or other applicable state securities laws or unless, in the opinion of counsel to the Company, exemptions from such registration and qualification requirements are available. The Purchaser understands that only the Company may file a registration statement with the SEC or other applicable state securities commissioners and that the Company is under no obligation to do so with respect to the Shares. The Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit the Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by the Purchaser. The Purchaser covenants not to dispose of any of the Purchaser’s Shares other than in conjunction with an effective registration statement under the Securities Act or in compliance with Rule 144 promulgated under the Securities Act or pursuant to another exemption from registration or to an entity affiliated with the Purchaser and other than in compliance with the applicable securities regulations laws of any state.

3.8 Rule 144. In addition, the Purchaser has been advised that Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of one (1) year after they have been purchased and paid for (within the meaning of Rule 144), before they may be resold under Rule 144.

3.9 Legends. The Purchaser understands and agrees that the Company will place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by state or federal securities laws, the Company’s Articles of Incorporation or Bylaws, any other agreement between the Purchaser and the Company or any agreement between the Purchaser and any third party:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

3.10 No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the Shares and that the Company has made no assurances that a public market will ever exist for the Shares.

3.11 Foreign Investors. If the Purchaser is not a United States Person as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended, it hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of the Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser’s purchase and payment for, and its continued beneficial ownership of the Shares, will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.12 Regulation S. If the Purchaser is not a U.S. Person as that term is defined by Regulation S (“U.S. Person”), the Purchaser understands that the Shares are being offered and sold to it in reliance on an exemption from the registration requirements of the U.S. federal and state securities laws under Regulation S and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Shares. In this regard, the Purchaser represents, warrants and agrees that: (i) the Purchaser is not a U.S. Person; (ii) the Purchaser is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person; (iii) the Purchaser is acquiring the Shares for the Purchaser’s own account, for investment purposes only, and not with a view to resale, distribution or fractionalization thereof, in whole or in part, and, in particular, the Purchaser has no intention to distribute, either directly or indirectly, any of the Shares in the U.S. or to U.S. Persons; (iv) the transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the U.S. or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act; (v) neither the Purchaser nor any person acting on the Purchaser’s behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the U.S., its territories or possessions, for any of the Shares; (vi) the Purchaser agrees not to cause any advertisement of the Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws; (vii) the Purchaser is physically outside the U.S. when receiving, executing and delivering this Agreement; (viii) the Purchaser acknowledges that the Purchaser may only sell or otherwise dispose of any of the Shares pursuant to registration of any of the Shares pursuant to the Securities Act and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein; (ix) neither the Purchaser nor any person acting on the Purchaser’s behalf has engaged, nor will engage, in any “directed selling efforts” (as defined under Regulation S) to U.S. Persons or in the U.S. with respect to the Shares and the Purchaser and any person acting on its behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act; (x) the Purchaser will not, during the period commencing on the date of issuance of the Shares and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (“Restricted Period”), offer, sell, pledge or otherwise transfer the Shares in the U.S., or to a U.S. Person for the account or benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S; (xi) the Purchaser has not in the U.S., engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Shares, including without limitation, any put, call or other option transaction, option writing or equity swap; and (xii) the Purchaser will, after expiration of the Restricted Period in compliance with Regulation S, offer, sell, pledge or otherwise transfer the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and federal securities laws, and agrees not to engage in hedging transactions with regard to such Shares unless in compliance with the Securities Act.

With respect to non-U.S. Persons subscribing for Shares offered by the Company in reliance on Regulation S, the securities have not been registered under the Securities Act, and may not be offered or sold in the United States or to U.S. Persons (other than distributors) unless the securities are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The offer or sale of the securities, if made prior to the expiration of a one-year distribution compliance period, cannot be made to a U.S. Person or for the account or benefit of a U.S. Person (other than a distributor). The Purchaser acknowledges and agrees that each certificate representing the Shares shall be endorsed with the following legends, as well as any other legend required to be placed thereon by applicable federal or state securities laws.

“THE SHARES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.

TRANSFER OF THESE SHARES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

3.13 No Legal, Tax or Investment Advice. The Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

3.14 No Public Market. The Purchaser understands and acknowledges that no public market now exists for any of the Shares and that the Company has made no assurances that a public market will ever exist for the Shares.

4. GENERAL PROVISIONS.

4.1 Assignments; Successors and Assign. Any assignment of rights and obligations by the Purchaser to this Agreement requires the Company’s prior written consent. This Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.

4.2 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California, without giving effect to that body of laws pertaining to conflict of laws.

4.3 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (i) at the time of personal delivery, if delivery is in person; (ii) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (iv) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries.

4.4 Further Assurances. The Company and the Purchaser agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

4.5 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

4.7 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

4.8 Facsimile Signatures. This Agreement may be executed and delivered via PDF or by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

4.9 Amendment and Waivers. Except as otherwise provided herein, any term of this Agreement may be amended, modified, supplemented and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the holders of a majority of shares of common stock sold in this Offering. Any amendment or waiver affected in accordance with this paragraph will be binding upon each holder of any Shares purchased under this Agreement, each future holder of the Shares, and the Company.

4.10 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Subscription Agreement as of the date indicated below.

PURCHASER SIGNATURE PAGE

Date: ____________	Name of Purchaser:

Entity Name (if any)

By:
Name:
Title:

Address: ______________________________

State of Principal Residence: ________________

State of Incorporation/Organization: __________

EIN/Social Security Number: ________________

Telephone No.: __________________________

Facsimile No.: ___________________________

Email Address: __________________________

[ ] Non-U.S. Person (Check if applicable)

Number of Shares: _______________________

Aggregate Purchase Price: _________________

SUBSCRIPTION ACCEPTED

COMPANY:

Marwynn Holdings, Inc.
a Delaware corporation

By:
Name:	Yin Yan
Title:	Chief Executive Officer

Date:	April 30, 2024